MANNING ELLIOTT

CHARTERED ACCOUNTANTS

11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com



                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2007 (except as to Note 7 which is as of April 20, 2007) included in the Registration Statement on Form SB-2/A Amendment No. 2 and related Prospectus of Aspen Racing Stables Inc. for the registration of shares of its common stock.

/s/ Manning Elliott LLP
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CHARTERED ACCOUNTANTS
Vancouver, Canada
May 18, 2007